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                                                                                                                       EXHIBIT 4.11

___________    _____________  ____________________     ___________________
  SEQUENCE      ACCOUNT KEY   SUBSCRIPTION RIGHT #      RIGHT TO PURCHASE


                                                                      ________________________
                                                                         RECORD DATE SHARES

                                                       HAWAIIAN AIRLINES, INC.

     CUSIP                                               SHAREHOLDER RIGHTS
  419849 11 2                                         SUBSCRIPTION CERTIFICATE

                                             FOR INFORMATION AND ASSISTANCE PLEASE CALL:

                                              CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                                                           (800) 814-0304

   The undersigned has Shareholder Rights of Hawaiian Airlines, Inc. (the "Company"), entitling the undersigned to purchase the
Company's Common Stock, par value $0.01 per share (the "Common Stock"), offered by the Company by its Prospectus dated July ___,
1996 (the "Prospectus") subject to the terms described in the Prospectus.

   By executing this Shareholder Rights Subscription Certificate, the undersigned acknowledges having received and read the
Prospectus, and understands that as a Holder of Shareholder Rights (as defined in the Prospectus) or as the assignee of a Holder of
Shareholder Rights, subject to certain limitations stated in the Prospectus, the undersigned is entitled to subscribe for the number of shares of Common Stock, as is shown above, based on a Subscription Price of $________ per share of Common Stock.

                                                                                      By ChaseMellon Shareholder Services, L.L.C.
                                                                                      as Subscription Agent

                                                                                      THE SHAREHOLDER RIGHTS EXPIRE AT 5:00 P.M.
                                                                                      NEW YORK CITY TIME, ON _______________, 1996,
                                                                                      UNLESS EXTENDED BY THE COMPANY.
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SUBSCRIPTION TO PURCHASE SHARES OF COMMON STOCK OFFERED BY HAWAIIAN AIRLINES, INC.
RETURN TO:  CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

               BY MAIL:                                     BY HAND/OVERNIGHT DELIVERY:
               ChaseMellon Shareholder Services, L.L.C.     ChaseMellon Shareholder Services, L.L.C.
               Post Office Box 837                          120 Broadway, 13th Floor
               Midtown Station                              New York, New York 10271
               New York, New York 10018                     Attn: Reorganization Dept.
               Attn: Reorganization Dept.

     Upon the terms and subject to the conditions specified in the Prospectus, the undersigned hereby:

     (1) SUBSCRIBES for shares of Common Stock as follows:

NUMBER OF SHARES OF COMMON STOCK SUBSCRIBED FOR:________________

AMOUNT OF PAYMENT FOR SHARES OF COMMON STOCK SUBSCRIBED FOR: $_________________ ($______ per share of Common Stock).

          Check one:
          / /  Enclosed is my check or money order payable to "ChaseMellon."
          / /  Payment has been made by wire transfer to Subscription Agent's account (wire instructions are in the Prospectus).

IMPORTANT: PAYMENT FOR SHARES OF COMMON STOCK SHOULD BE MADE IN U.S. DOLLARS BY CHECK OR MONEY ORDER PAYABLE TO "CHASEMELLON" OR BY
WIRE TRANSFER TO SUBSCRIPTION AGENT'S ACCOUNT.  A PRE-ADDRESSED ENVELOPE IS ENCLOSED.

     Acceptance or rejection by the Company of this subscription shall be effective in accordance with the terms set forth in the
Prospectus.  All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determinations shall be final and binding.

     Shares of Common Stock will be issued promptly upon the valid exercise of this Shareholder Rights Subscription Certificate.
Such shares will be registered in the same manner as set forth on the face of this Shareholder Rights Subscription Certificate unless otherwise set forth below.  If your shares are held in joint ownership, all joint owners must sign.  When signing as a fiduciary, representative or corporate officer, give full title as such.

     (2)  SELLS my rights as follows (check one):
          / /  All of my Shareholder Rights
          / /  All of my unexercised Shareholder Rights, if any

Date:________________    ___________________________________     Day Phone: (     )______________
                          Signature                              Eve Phone: (     )______________

Date:________________    ___________________________________     Day Phone: (     )______________
                          Signature                              Eve Phone: (     )______________
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                                                      FILL IN FOR TRANSFER ONLY

     THE SHAREHOLDER RIGHTS REPRESENTED BY THIS SUBSCRIPTION CERTIFICATE ARE ASSIGNABLE IN WHOLE OR IN PART AT THE OFFICE OF THE
SUBSCRIPTION AGENT.

     For value received, the Shareholder Rights represented by this Subscription Certificate are hereby assigned as follows:

Please Print Name___________________________________________________________________________________________________________________

Address________________________________________ City_________________________ State_________________________ Zip____________________

Tax Identification or Social Security Number _______________________________________________________________________________________

Number of Shareholder Rights assigned:______________________________________________________________________________________________

Dated:_______________________________________________       ________________________________________________________________________
                                                                                    Print Name of Holder

Signature(s) Guaranteed:                                    ________________________________________________________________________
                                                                                    Authorized Signature

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN                 Note:  The signature must correspond with the name as written and the
ELIGIBLE   GUARANTOR   INSTITUTION  (BANKS,                 name must be that of the registered owner.
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
AND  CREDIT  UNIONS  WITH  MEMBERSHIP IN AN
APPROVED   MEDALLION   SIGNATURE  GUARANTEE
PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.
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